Exhibit 28(b)

BY-LAWS

OF

FOUNDER FUNDS TRUST

Effective at June 27, 2025

ARTICLE I

Offices

The registered office of Founder Funds Trust (the "Trust") will be in the State of Delaware. The Trust also may have offices at other places, within or without the State of Delaware, as the Board of Directors (the "Board") determines from time to time or the business of the Trust requires.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings. Except as otherwise provided in these By- Laws, all meetings of the Board shall be held on such dates and at such times and places, within or without the State of Delaware, as shall be determined by the Board and as shall be stated in the notice of the meeting or meeting waivers of notice as issued by the Board. If the place of any meeting is not so fixed in the notice, it shall be held at the Trust’s counsel offices

Section 2. Quarterly Meetings of the Board. The Board shall hold quarterly meetings as required by the SEC to discuss matters to insure the proper operations and compliance of the Trust, service providers, and sub-advisors. The Board meetings will be lead by the Chairman of the Board (“Chairman”) or his designee.

Section 3. Special Meetings. Special meeting of the Board may be call by the Chairman as needed to respond to topics and events raised by the Trust counsel or other board members. These meetings may be telephonic or may require in person meetings. Telephonic meeting will include audio and visual meetings as deemed appropriate by Trust counsel and the Board Chairman.

Section 4. Notice of Meetings. Except as otherwise required by law, whenever the Board is required or permitted to take any action at a meeting, notice shall be given, stating the place, date and time of the meeting. The notice also shall designate the place where the Board agenda is available for examination, unless the agenda is kept at the meeting location. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered in a timely manner before the meeting for review by each board member. Board books shall be completed and available to the board members at least three business days prior to the meeting date.

Section 5. Quorum. Except as otherwise provided by law or, the Trust, at all meetings of Board, all board decisions require a majority of all board member votes to pass. Board members will be required to approve agenda items and may add items for discussion under “other board business” which will be on all board agendas. Board member who are not physically at the quarterly meeting may vote on agenda items, but their vote will not be counted or recorded.

Section 6. Voting. Except as otherwise provided by law or by the Certificate of the Trust, of the Trust, shareholders of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his or her name as of the record date and entitling him or her to so vote. A shareholder may vote in person or by proxy. Except as otherwise provided by law any corporate action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by not less than a majority of the board. Directors shall be elected as provided and shall remain on the board until they resign. Written ballots shall not be required for voting on any matter unless ordered by the Secretary of the meeting.

Section 7. Proxies. Every proxy shall be executed in writing by the shareholder or by his or her broker, or otherwise as provided under the SEC statues and Delaware Trust law.

Section 8. Shareholders. Under the terms of the prospectus shareholder have limited rights. No shareholder can bring actions to the board. The board members shall represent the interests of all shareholders at each meeting and shall not represent the interests of the Sponsor, Advisor, Sub-advisor or any other service provider to the Trust.

Section 9. Conduct of Meetings. At each meeting the Chairman or, in his or her absence, a director appointed by the majority of the independent directors then in office shall act as chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and shall keep the minutes thereof. Except as otherwise provided by law, at any quarterly or special meeting of the board, only such business shall be conducted as shall have been properly brought before the meeting.

Section 10. Action of the Board. The board may take such action as shall be permitted by section of the statue under the terms of the 40 Act, 33 Act, 34 Act, exchange regulations or the approve SEC prospectus.

ARTICLE III

Board

Section 1. Number of Board Members. The business, property and affairs of the Trust shall be managed under the direction of the Board, which shall consist of no less than one interested and two independent directors. The majority of all Directors shall be “independent” as defined under the SEC regulations and all Directors shall represent the interest of the shareholders of the Trust and the funds on the Trust. The number of directors may be increased by action of a majority of the entire Board. When used in these By-Laws, the phrase "entire Board" means the total number of directors which the Trust would have if there were no vacancies.

Section 2. Nomination. The Nominating Committee, at the suggestion of the Chairman or other Directors, shall meet at least once a year to determine if additional Directors are needed by the Trust. Nominations of persons for election to the Board of the Trust will be made the Chairman of the Nominating Committee.

Section 3. Election and Term. Except as otherwise provided by these By-Laws, the directors shall until the director resigns or is unfit to serve under the law or SEC or exchange regulations.

Section 4. Removal. A Director cannot be removed from the Board without cause. A vote for removal of a Director requires the majority of all board members votes.

Section 5. Resignations. Any director may resign at any time by written notice of his or her resignation to the Trust. A resignation take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein immediately upon its receipt, and, otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective. Any director who is an “interested person” of the Trust, as that term is defined in the 40 Act, due to that person’s affiliation with an investment adviser, or any of its affiliates, to a series of the Trust shall automatically be deemed to have resigned as a director upon the termination of any such affiliation, unless at least two-thirds of the other directors vote to retain the director.

Section 6. Vacancies. Except as otherwise provided by the Trust, any vacancy in the Board arising from an increase in the number of directors or otherwise shall be filled only by the vote of a majority of the directors then in office. Subject to his or her earlier death, removal or resignation as provided in Sections 4 and 5 of this Article III, each director so elected shall hold office until his or her successor shall have been duly elected and admitted to the Board.

Section 7. Place of Meetings. Except as otherwise provided in the By- Laws, all meetings of the Board shall be held at such places, within or without the State of Delaware, as the Board determines from time to time.

Section 8. Quarterly Meetings. The quarterly meeting of the Board shall be as agreed by the board and the Chairman shall announce to the members of the board the suggested dates of these meeting one year in advance or as soon as practicable after the annual meeting and at such time and places the Board determines.

Section 9. Regular Meetings. Regular meetings of the Board shall be held on such dates and at such places and times as the Board determines. Notice of regular meetings need not be given, except as otherwise required by law.

Section 10. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 11. Notice of Meetings. Notice of each special meeting of the Board (and of each annual meeting held pursuant to subdivision (b) of Section 8 of this Article III) shall be given, not later than 24 hours before the meeting is scheduled to commence, by the Chairman of the Board or the Secretary. The Notice shall state the place, date and time of the meeting. Notice of each meeting, may be delivered to a director by hand or given to a director orally (whether by telephone or in person), mailed, emailed or telecopied to a director at his or her residence or usual place of business, provided, however, that if notice of less than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, and if telecopied, the notice shall be deemed to have been given when oral confirmation of receipt is given. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time adjournment, as well as to the other directors unless the place, date and of the new meeting is announced at the adjourned meeting.

Section 12. Quorum. Except as otherwise provided by law, all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be an act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

Section 13. Conduct of Meetings. At each meeting of the Board, the secretary of the Board or, in his or her absence, a director chosen by a majority of the directors present shall act as secretary of the meeting. The secretary or, in his or her absence, any person appointed by the secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the secretary of the meeting.

Section 14. Committees of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate an audit committee, compensation committee, nominating committee, pricing committee and other committees, each consisting of one (1) or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. The Board may designate one or more directors as alternate members of any committee. Alternate members may replace any absent or disqualified member or members at any meeting of a committee. Except as limited by law, each committee, is to the extent provided in the resolution establishing it, shall have and may exercise all the powers and authority of the Board with respect to all matters.

Section 15. Operation of Committees. A majority of all of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

Section 16. Written Consent to Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 17. Meetings Held Other Than in Person. Members of the Board or any committee may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and such participation shall constitute presence m person at the meeting.

ARTICLE IV

Officers

Section 1. Executive Officers Etc. The executive officers of the Trust shall be a Chairman of the Board, a Secretary and Directors. and duties as the Board determines.

Section 2. Duties.

(a)       The Chairman of the Board. The Chairman of the Board shall be a member of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Trust.

(b)       The Secretary. Except as otherwise provided in these By- Laws or as directed by the Board, the Secretary shall attend all meetings of the shareholders and the Board; shall record the minutes of all proceedings in books to be kept for that purpose; shall give notice of all meetings of the shareholders, and special meetings of the Board; and shall keep in safe custody the seal of the Trust and, when authorized by the Board, shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as the Board or the Chairman of the Board assigns to him or her.

Section 3. Election; Removal. Subject to any changes to the By-Laws or regulations no director shall be removed from the board once elected without cause.

Section 4. Resignations. Any officer may resign at any time by giving written notice of his resignation to the Trust. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5. Vacancies. If an office becomes vacant for any reason, the Board or the shareholders may fill the vacancy, and each officer so elected shall serve for the remainder of his or her predecessor's term and until his successor shall have been elected or appointed and shall have qualified.

ARTICLE V

Indemnification

Section 1. Indemnification. The Trust shall, to the fullest extent permitted shall indemnify any and all persons whom it shall have the power to indemnify under the prospects and regulatory approvals.

Section 2. Statutory Indemnification. Without limiting the Section 1 of this Article V, to the fullest extent permitted, and subject to the conditions imposed, by law as determined by the Board of Directors:

•	the Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that such person is or was a director, officer, employee agent of the Trust, or is or was serving at the request of the Trust as a director, officer, employee or agent of another Trust, partnership', joint venture, trust or other enterprise, against reasonable expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Trust and shareholders, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful; and

•	the Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as director, officer, employee or agent of another Trust, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Trust, except as otherwise provided by law.

Section 3. General. It is the intent of this Article V to require the Trust to indemnify the Board for judgments, fines, penalties, amounts paid in settlement and expenses (including attorney fees), and to advance expenses to the Board members, in each and every circumstance which such indemnification and such advancement of expenses could lawfully be permitted by express provision of By-Laws, and the indemnification expense advancement provided by this Article V shall not be limited by to the absence of an express recital of such circumstances and shall not be in violation of SEC or FINRA regulations. The indemnification advancement of expenses provided by, or granted pursuant to, these By-Laws shall not be deemed exclusive of any other rights to which a person seek indemnification or advancement of expenses may be entitled, whether as matter of law, under any provision of the Trust or these By-Laws, by agreement, by vote of Board or of the Trust or otherwise, both as to action of his or her official capacity and as to action in another capacity while holding such office.

Section 4. Indemnification Benefits. Indemnification pursuant to By-Laws shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification.

ARTICLE VI

General Provisions

Section 1. Dividends Etc. To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of to determine what if any, dividends or distributions shall be declared and paid or made.

Section 2. Seal. The Trust's seal shall be in such form as is required by law and as shall be approved by the Board.

Section 3. Fiscal Year. The fiscal year of the Trust shall be determined by the Board.

Section 4. Voting Shares or Units in Other Trusts. Unless otherwise directed by the Board, shares or units in other Trusts which are held by the Trust shall be represented and voted only by the Advisor.

ARTICLE VII

Amendment

By-Laws may be made, altered or repealed by the Board.